UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2025

GameStop Corp.
(Exact name of Registrant as specified in its charter)

Delaware	1-32637	20-2733559
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 Westport Parkway, Grapevine, TX 76051
(817) 424-2000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock	GME	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 3.02 of this Current Report on Form 8-K, and the information set forth under “Indenture and Notes” in Item 1.01 included in the Company’s Current Report on Form 8-K, filed on June 17, 2025, is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.
As previously reported on June 17, 2025, GameStop Corp. (the “Company”) issued and sold in a private offering $2.25 billion aggregate principal amount of 0.00% Convertible Senior Notes due 2032 (the “Notes”). The Company also granted the initial purchaser of the Notes a 13-day option to purchase up to an additional $450 million aggregate principal amount of Notes (the “Additional Notes”). On June 23, 2025, the initial purchaser elected to exercise in full such option (the “Greenshoe Exercise”), and on June 24, 2025, the Company issued $450 million aggregate principal amount of Additional Notes.
In connection with the Greenshoe Exercise, the Company received gross proceeds of $450 million and net proceeds, after deducting the initial purchaser’s discount but before deducting estimated fees and expenses, of approximately $446.6 million. The Company intends to use the net proceeds from the Greenshoe Exercise for general corporate purposes, including making investments in a manner consistent with the Company’s Investment Policy and potential acquisitions.
The conversion rate for the Additional Notes is the same as the conversion rate for the Notes: it will initially be 34.5872 shares of the Company’s Class A common stock, par value $.001 per share (the “Common Stock”) per $1,000 principal amount of Additional Notes, which is equivalent to an initial conversion price of approximately $28.91 per share of Common Stock. The initial conversion price of the Additional Notes represents a premium of approximately 32.5% over the U.S. composite volume weighted average price of the Common Stock from 1:00 p.m. through 4:00 p.m. Eastern Daylight Time on The New York Stock Exchange on June 12, 2025, the date of the Purchase Agreement (as defined below). The conversion rate is subject to adjustment under certain circumstances in accordance with the terms of the Indenture, dated June 17, 2025 (the “Indenture”) but will not be adjusted for any accrued and unpaid special interest. In addition, following certain corporate events that occur prior to the maturity date or if the Company delivers a notice of redemption, the Company will, in certain circumstances, increase the conversion rate for a holder who elects to convert its Notes in connection with such a corporate event or convert its Additional Notes called (or deemed called) for redemption during the related redemption period (as defined in the Indenture), as the case may be.
The Company offered and sold the Additional Notes to the initial purchaser in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and for resale by the initial purchaser to persons reasonably believed to be qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the initial purchaser in the purchase agreement, dated June 12, 2025, between the Company and the initial purchaser named therein (the “Purchase Agreement”). The Additional Notes and the shares of Common Stock issuable upon conversion of the Additional Notes, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
To the extent that any shares of Common Stock are issued upon conversion of the Additional Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof, because no commission or other remuneration is expected to be paid in connection with conversion of the Additional Notes, and any resulting issuance of shares of Common Stock. A maximum of 20,325,195 shares of Common Stock may be issued upon conversion of the Additional Notes based on the initial maximum conversion rate of 45.1671 shares of Common Stock per $1,000 principal amount of the Notes, which is subject to customary anti-dilution adjustment provisions.
The information set forth under “Indenture and Notes” in Item 1.01 included in the Company’s Current Report on Form 8-K, filed on June 17, 2025, is incorporated into this Item 3.02 by reference.

Forward-Looking Statements
This Current Report on Form 8-K contains “forward-looking” statements, as that term is defined under the federal securities laws, that are based on management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include statements concerning the offering and sale of the Notes and the Additional Notes and the Company’s expectations regarding the use of the net proceeds from the sale of the Notes and Additional Notes. In some cases, forward-looking statements can be identified by the use of terms such as “believes,” “estimates,” “expects,” “intends,” “may,” “potential,” “will” or similar expressions. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual events to differ from the Company’s plans. These risks include, but are not limited to, market risks, trends and conditions, and those risks included in the section titled “Risk Factors” in the Company’s filings and reports with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the fiscal year ended February 1, 2025 and its Quarterly Report on Form 10-Q for the fiscal quarter ended May 3, 2025, and other filings that the Company makes from time to time with the SEC, which are available on the SEC’s website at www.sec.gov. In addition, forward-looking statements contained in this Current Report on Form 8-K are based on assumptions that the Company believes to be reasonable as of the date of this Current Report on Form 8-K. The Company assumes no obligation to update these forward-looking statements as a result of new information, future events, changes in expectations or otherwise except to the extent required by applicable law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMESTOP CORP.
(Registrant)

Date: June 24, 2025	By:	/s/ Daniel Moore
Name: Daniel Moore Title: Principal Financial and Accounting Officer